Exhibit 21.1
Subsidiaries of the Registrant

Entity Name	Jurisdiction
Agridzaar Limited	Cyprus
Airgare Limited	United Kingdom
Alcotec Wire Corporation	United States
Alloy Rods Global Inc.	United States
Anderson Group Inc.	United States
Arc Machines Inc.	United States
AS ESAB	Norway
Canadian Cylinder Company Ltd.	Canada
CAST Limited	United Kingdom
CAST Resources Limited	United Kingdom
Cefar-Compex Medical AB	Sweden
Central Mining Finance Limited	United Kingdom
Charter Central Finance Limited	United Kingdom
Charter Central Services Limited	United Kingdom
Charter Consolidated Holdings Limited	United Kingdom
Charter Consolidated Limited	United Kingdom
Charter Finance S.a.r.l.	Luxembourg
Charter International Jersey Funding Limited	Jersey
Charter International Limited	Jersey
Charter Limited	United Kingdom
Charter Overseas Holdings Limited	United Kingdom
Chartertop Limited	Ireland
Chattanooga Europe, B.V.B.A.	Belgium
Cigweld (M) SDN BHD	Malaysia
Cigweld Pty Ltd.	Australia
CLFX Netherlands Finance CV	Netherlands
CLFX Sweden CV	Netherlands
Colfax (Wuxi) Pump Company Limited	China
Colfax do Brasil - Produtos e Servicos Para Fluidos Ltda	Brazil
Colfax Fluid Handling Finance Limited	Ireland
Colfax Fluid Handling Holding BV	Netherlands
Colfax Fluid Handling LLC	United States
Colfax Group GmbH	Germany
Colfax Group Holdings GmbH	Germany
Colfax Jersey Finance Limited	Jersey
Colfax UK Finance Limited	United Kingdom
Colfax UK Holdings Limited	United Kingdom
Comercializadora Thermadyne S. de R.L. de C.V.	Mexico
Conarco Alambres y Soldaduras SA	Argentina
Condor Equipamentos Industriais Ltda	Brazil
Constellation Pumps Corporation	United States
DJO Asia-Pacific Ltd.	Hong Kong
DJO Benelux B.V.B.A.	Belgium

DJO Canada Inc.	Canada
DJO Consumer, LLC	United States
DJO Finance, LLC	United States
DJO France S.A.S.	France
DJO Global Pty. Ltd.	Australia
DJO Global Switzerland SARL	Switzerland
DJO Global, Inc.	United States
DJO Iberica Productos Ortopedicos S.L.	Spain
DJO India Healthercare Private Ltd.	India
DJO Italia SRL	Italy
DJO Medical Device Trading (Shanghai) Ltd.	China
DJO Nordic AB	Sweden
DJO Orthopaedic South Africa Pty. Ltd.	South Africa
DJO Orthopedics Services, S.A. de C.V.	Mexico
DJO Tunisie SARL	Tunisia
DJO UK Ltd.	United Kingdom
DJO, LLC	United States
Elastic Therapy, LLC	United States
Empi, Inc.	United States
EMSA Holdings Inc.	United States
Encore Medical GP, LLC	United States
Encore Medical Partners, LLC	United States
Encore Medical, L.P.	United States
ESAB (Australia) Pty Ltd	Australia
ESAB (Malaysia) SDN BHD	Malaysia
ESAB AB	Sweden
ESAB ApS	Denmark
ESAB Argentina SA	Argentina
ESAB Asia/Pacific Pte.Ltd.	Singapore
ESAB Automation Cutting and Welding Equipment (Wuxi) Co., Ltd.	China
ESAB Bulgaria EAD	Bulgaria
ESAB Comercio e Industria de Soldadura Lda	Portugal
ESAB CZ, s.r.o. člen koncernu	Czech Republic
ESAB Europe GmbH	Switzerland
ESAB France SAS	France
ESAB GCE Holdings AB	Sweden
ESAB Gesellschaft m.b.H.	Austria
ESAB Group (Ireland) Limited	Ireland
ESAB Group (UK) Limited	United Kingdom
ESAB Group Canada Inc.	Canada
ESAB Group Russia Limited	United Kingdom
ESAB Holdings Limited	United Kingdom
ESAB Iberica, S.A.U.	Spain
ESAB India Limited	India
ESAB Industria e Comercio Ltda	Brazil
ESAB Kazakhstan LLC	Kazakhstan

ESAB Kft.	Hungary
ESAB Limited Liability Company	Russian Federation
ESAB Mexico SA de CV	Mexico
ESAB Middle East FZE	United Arab Emirates
ESAB Middle East LLC	United Arab Emirates
ESAB Nederland B.V.	Netherlands
ESAB Pensions Limited	United Kingdom
ESAB Polska Sp. z.o.o.	Poland
ESAB Romania Trading SRL	Romania
ESAB Saldatura SpA	Italy
ESAB SeAH Corporation	Korea, Republic of
ESAB SeAH Welding Products (Yantai) Co. Limited	China
ESAB Slovakia sro	Slovakia
ESAB Sp. z.o.o.	Poland
ESAB Sweden AB	Sweden
ESAB Sweden Holdings AB	Sweden
ESAB Ukraine LLC	Ukraine
ESAB VAMBERK, s.r.o., člen koncernu	Czech Republic
ESAB Welding & Cutting GmbH	Germany
ESAB Welding & Cutting Products (Shanghai) Management Company Limited	China
ESAB Welding Products (Jiangsu) Co Limited	China
ESAB-Mor Welding Kft	Hungary
Evrador Trading Limited	Cyprus
EWAC Alloys Limited	India
Exelvia (Bermuda) Limited	Bermuda
Exelvia Company	United Kingdom
Exelvia Cyprus Limited	Cyprus
Exelvia Group India BV	Netherlands
Exelvia Holding Limitada	Brazil
Exelvia Holdings BV	Netherlands
Exelvia International Holdings BV	Netherlands
Exelvia Investments Limited	United Kingdom
Exelvia Ireland Unlimited Company	Ireland
Exelvia Netherlands BV	Netherlands
Gas Control Equipment (Holdings) Limited	United Kingdom
Gas Control Equipment Iberica S.L.	Spain
Gas Control Equipment Limited	United Kingdom
Gas Control Equipment S.A. de C.V.	Mexico
Gas-Arc Group Limited	United Kingdom
GCE Gas Control Equipment Co., Ltd.	China
GCE Gas Control Equipment, Inc.	United States
GCE GmbH	Germany
GCE Group AB	Sweden
GCE Holding AB	Sweden
GCE Hungaria Kft.	Hungary
GCE India Ltd.	India

GCE International AB	Sweden
GCE Krass LLC	Russian Federation
GCE Latin America Ltd.	Panama
GCE Mujelli S.p.A.	Italy
GCE Norden AB	Sweden
GCE Portugal Unipessoal LDA	Portugal
GCE Romania s.r.l.	Romania
GCE S.A.S.	France
GCE, s.r.o.	Czech Republic
GCE Sp. z.o.o.	Poland
GCE Technology (Shanghai) Co. Ltd.	China
H UK Engineering Limited	United Kingdom
HE Deutschland Holdings GmbH	Germany
HKS-Prozesstechnik GmbH	Germany
Hobart Place Investments Limited	United Kingdom
Howden North America Inc.	United States
HTP Beteiligungs AG	Switzerland
Imo Holdings, Inc.	United States
Imo Industries Inc.	United States
Interamic (Netherlands) B.V.	Netherlands
Jinan Red Hawk International Trading Co., Ltd.	China
Magnus Ireland Unlimited Company	Ireland
Margarita SA	Argentina
Medireha GmbH	Germany
Motion Parent, Inc.	United States
NV E.S.A.B.	Belgium
Ormed GmbH	Germany
Ortho Pros Express, Inc.	United States
Oxiprof LLC	Russian Federation
Oy ESAB	Finland
OZAS-ESAB Sp. z o.o.	Poland
PT Karya Yasantara Cakti	Indonesia
PT Victor Teknologi Indonesia	Indonesia
ReAble Therapeutics Europe GmbH	Germany
Rikco International LLC	United States
Shawebone Holdings Inc.	United States
SIAM ESAB Welding & Cutting Limited	Thailand
Soldaduras West Arco S.A.S.	Colombia
Soldex Holdings I LLC	United States
Soldex S.A.	Peru
Speetec Implantate AG	Switzerland
Speetec Implantate GmbH	Germany
Stoody Company	United States
Surgi-Care, Inc.	United States
TBI Industries Frances	France
TBI Industries GmbH	Germany

TBI Industries s.r.o.	Czech Republic
TBI Shandong Industries Co., Ltd.	China
The British South Africa Company	United Kingdom
The Central Mining & Investment Corporation Limited	United Kingdom
The ESAB Group Inc.	United States
Thermadyne Brazil Holdings Ltd.	Cayman Islands
Thermadyne de Mexico S.A. de C.V.	Mexico
Thermadyne South America Holdings Ltd.	Cayman Islands
Thermadyne Victor Ltda.	Brazil
Thermal Dynamics Europe Srl	Italy
Victor Equipment Company	United States
Victor Equipment de Mexico S.A. de C.V.	Mexico
Victor Technologies (UK) Limited	United Kingdom
Victor Technologies Asia SDN BHD	Malaysia
Victor Technologies Australia Pty Ltd.	Australia
Victor Technologies Canada Ltd.	Canada
Victor Technologies Group, Inc.	United States
Victor Technologies Holdings, Inc.	United States
Victor Technologies International, Inc.	United States
Victor Technologies Partnership LLP (UK)	United Kingdom
Warren Pumps LLC	United States
Weldnote LDA	Portugal
York Investments Limited	Bermuda